Exhibit 99.1

***BARBARA K. CEGAVSKE***
*Secretary of State*

***KIMBERLEY PERONDI***
*Deputy Secretary for Commercial Recordings*

**STATE OF NEVADA**

**OFFICE OF THE SECRETARY OF STATE**

*Commercial Recordings Division*
*202 N. Carson Street*
*Carson City, NV 89701*
*Telephone (775) 684-5708*
*Fax (775) 684-7138*
*North Las Vegas City Hall*
*2250 Las Vegas Blvd North, Suite 400*
*North Las Vegas, NV 89030*
*Telephone (702) 486-2880*
*Fax (702) 486-2888*

## Business Entity - Filing Acknowledgement

07/09/2021

| | |
|---|---|
| **Work Order Item Number:** | W2021070900177-1446335 |
| **Filing Number:** | 20211600085 |
| **Filing Type:** | Certificate Pursuant to NRS 78.209 |
| **Filing Date/Time:** | 7/9/2021 8:00:00 AM |
| **Filing Page(s):** | 1 |

**Indexed Entity Information:**

**Entity ID:** C22368-1996

**Entity Name:** PHARMACYTE BIOTECH, INC.

**Entity Status:** Active

**Expiration Date:** None

Commercial Registered Agent
REGISTERED AGENTS INC.
401 RYLAND ST STE 200-A, Reno, NV 89502, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Page 1 of 1

**Commercial Recording Division**
202 N. Carson Street

Filed in the Office of Secretary of State State Of Nevada Business Number C22368 - 1996 Filing Number 20211600085 Filed On 7/9/2021 8:00:00 AM Number of Pages 1 /s/ Carlos A. Trujillo